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                                                                   EXHIBIT 10.13

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment To Employment Agreement (the "Amendment") is entered into as of August 8, 2003, by and between Kent P. Ainsworth (the "Employee") and URS Corporation, a Delaware corporation (the "Company"), to amend the Employment Agreement entered into between the parties as of September 8, 2000 (the "Employment Agreement"), as follows (capitalized terms in this Amendment are used as defined in the Employment Agreement unless otherwise required by the context):

                  1. A new second sentence is added to Section 6(c) of the Employment Agreement to read in full as follows:

         "Notwithstanding the preceding sentence, if at anytime during the period from August 27, 2003 through August 27, 2004, either (i) the Employee voluntarily resigns his employment for any reason or (ii) the Company terminates the Employee's employment for any reason, then the Employee shall be entitled to receive the Change in Control Payment and such Severance Benefits."

                  2. Except as so amended, the Employment Agreement remains in full force and effect.

         IN WITNESS WHEREOF, each party has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                     /s/ Kent P. Ainsworth
                                     ---------------------------------------
                                     KENT P. AINSWORTH

                                     URS CORPORATION,
                                     A Delaware corporation

                                     /s/ Mary E. Sullivan
                                     ----------------------------------------
                                     Name:  Mary E. Sullivan
                                     Title: Vice President, Human Resources

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